Exhibit 4.32

Exclusive Call Option Contract

This Exclusive Call Option Contract (this “Contract”) is made and entered into by and among the following Parties on July 1, 2018 in Beijing, the People’s Republic of China (the “PRC”):

Party A: Xiaoying (Beijing) Information Technology Co., Ltd., Room 32-1-1-135, Building No.32, Chuangye Middle Road, Haidian District, Beijing.

Party B: Shenzhen Gamma Capital Management Co., Ltd., a limited liability company incorporated and existing under the PRC laws, with its registered address at Shenzhen Qianhai Commerce Secretariat Co., Ltd., Qianhai Complex A201, Qianwan Road 1, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen.

Party C: Shenzhen Beier Assets Management Co., Ltd., a limited liability company incorporated and existing under the PRC laws, with its registered address at Shenzhen Qianhai Commerce Secretariat Co., Ltd., Qianhai Complex A201, Qianwan Road 1, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen.

Party A, Party B and Party C shall be hereinafter referred to collectively as the “Parties” and individually as a “Party”.

WHEREAS,

Party B holds 100% equity interest of Party C;

Party B intends to grant Party A an irrevocable and exclusive option to purchase all equity of Party C; and

On                   , Party A and Party C enter into the Exclusive Business Cooperation Agreement (“Exclusive Business Cooperation Agreement”), Party A, Party B and Party C enter into the Equity Pledge Contract (“Equity Pledge Contract”), Party B and Party C respectively enter into the Power of Attorney whereby Party A is authorized (collectively “POA”, together with the Exclusive Business Cooperation Agreement, the Equity Pledge Contract and this Contract, collectively the “Control Documents”).

NOW, THEREFORE, the Parties, upon negotiation, hereby agree as follows:

1.                  Purchase and Sale of Equity

1.1           Grant of Rights

Party B hereby irrevocably grants Party A an irrevocable and exclusive option to purchase all or part of equity of Party C held by Party B now or later by itself or one or several persons it designates (“Designee”, which shall be approved by the board of directors of Party A) from Party B at any time, once or more times, per the exercise steps at Party A’s sole discretion and at the price set forth in Article 1.3 hereof (“Equity Call Option”). No third person other than Party A and the Designee may enjoy the Equity Call Option or other rights related to equity held by Party B. Party C hereby agrees that Party B grants the Equity Call Option to Party A. For the purpose of this clause and this Contract, a “person” refers to any individual, corporation, joint venture, partnership, enterprise, trust or unincorporated organization.

For the avoidance of doubt, Party A may exercise any right hereunder at any time upon the effectiveness of this Contract, including the Equity Call Option. To the maximum extent permitted by PRC laws, in the event of Party B’s death or incapacity for civil conduct, Party A shall have the right to exercise its rights hereunder, including the Equity Call Option, against Party B or its legal successors or agents in accordance with the provisions of this Contract.

1.2           Exercise Steps

Party A shall exercise its Equity Call Option subject to the PRC laws and regulations. When exercising the Equity Call Option, Party A shall give a written notice to Party B (“Equity Purchase Notice”), specifying (1) the decision made by Party A or the Designee on the exercise of the Equity Call Option; (2) the percentage of equity proposed to be purchased by Party A or the Designee from Party B (“Purchased Equity”); and (3) the purchase date/transfer date of the Purchased Equity.

1.3           Equity Purchase Price and Payment Thereof

The purchase price for the Purchased Equity (“Equity Purchase Price”) shall be CNY One or the lowest price permitted by the then PRC laws, unless the PRC laws requires evaluation thereof when Party A exercises the option. Upon necessary tax withholding and payment for the Equity Purchase Price in accordance with the PRC laws, Party A shall pay the Equity Purchase Price to the account designated by Party B within seven (7) days as of the official transfer of the Purchased Equity to Party A.

1.4           Transfer of Purchased Equity

At each exercise of the Equity Call Option by Party A:

2.1.1                    Party B shall cause Party C to timely convene the shareholders’ meeting, on which, a resolution shall be adopted to approve the transfer of the Purchased Equity from Party B to Party A and/ or the Designee;

2.1.2                    Party B shall, with respect to its transfer of the Purchased Equity to Party A and/or the Designee, obtain written statement from other shareholder(s) of Party C consenting to such transfer and waving the right of first refusal;

2.1.3                    Party B shall enter into an equity transfer contract with Party A and/or (where applicable) the Designee for each transfer in accordance with the provisions of this Contract and the Equity Purchase Notice; and

2.1.4                    The relevant parties shall sign all other requisite contracts, agreements or documents (including but not limited to the amendment to the articles of association), obtain all requisite government approvals and consents (including but not limited to the business license of the company), and take all necessary actions, so as to transfer the valid ownership of the Purchased Equity to Party A and/or the Designee free of any security interest and cause Party A and/or the Designee to be the registered owner of the Purchased Equity. For the purpose of this clause and this Contract, “security interest” includes guarantee, mortgage, third-party right or interest, any share option, right to acquire, right of first refusal, right of offset, retention of title or other security arrangements; and for the sake of clarity, excludes any security interest created under this Contract, Party B’s Equity Pledge Contract and Party B’s POA. “Party B’s Equity Pledge Contract” mentioned in this paragraph and this Contract refers to the Equity Pledge Contract by and among Party A, Party B and Party C on the date hereof and any amendment, revision or restatement thereto; and “Party B’s POA” mentioned in this paragraph and this Contract refers to the Power of Attorney signed by Party B for authorization of Party A on the date hereof and any amendment, revision or restatement thereto.

2.                 Covenants

2.1.                  Covenants concerning Party C

Original company shareholders (as Party C’s shareholders) and Party C hereby jointly and severally covenant to Party A on the date hereof and each date of purchase/transfer of the Purchased Equity that:

2.1.1                    Without prior written consent of Party A, they will neither supplement, revise or amend the articles of association or bylaws of Party C in any form, or increase or decrease its registered capital, or otherwise change its registered capital structure;

2.1.2                    They will make their best efforts to cause Party C to maintain its existence according to good financial and business standards and practices, and make its best efforts to cause Party C to prudently and effectively conduct its business and transact its affairs, and make its best efforts to cause Party C to perform its obligations under the Exclusive Business Cooperation Agreement executed on the date hereof;

2.1.3                    Without prior written consent of Party A, they will not sell, transfer, mortgage or otherwise dispose any legal or beneficial interests in and to any assets, business or income of Party C, or permit the creation of any encumbrance of security interests thereon, at any time from the date hereof;

2.1.4                    Upon the statutory liquidation set forth in Article 3.6, Party B will pay any remaining residual value collected by it on a non-two-way payment basis to Party A in full amount, or cause such payment. If the PRC laws prohibit such payment, Party B shall pay Party A or the party designated by Party A such income to the extent permitted by the PRC laws;

2.1.5                    Without prior written consent of Party A, Party C will not incur, inherit, guarantee or permit the existence of any debt, except for (1) debts arising in the ordinary course of business other than through loan; and (2) debts disclosed to Party A and consented by Party A in writing;

2.1.6                    They will operate all of Party C’s business under normal operation to maintain the asset value of Party C, and will not commit any act or omission which may affect the operating condition or asset value of Party C;

2.1.7                    Without prior written consent of Party A, they will not cause Party B to enter into any material contract, other than in normal course of business (as far as this paragraph is concerned, if the value of a contract exceeds CNY100,000, it shall be deemed a material contract);

2.1.8                    Without prior written consent of Party A, they will not cause Party C to provide any loan or credit or security in any form to any person;

2.1.9                    At the request of Party A, they will provide Party A with all information on the operational and financial condition of Party C;

2.1.10             If requested by Party A, they will take out insurance for Party C’s assets and business with an insurer acceptable by Party A, the amount and types of which shall be consistent with those of the companies engaging in similar business;

2.1.11             Without prior written consent of Party A, they shall not cause or allow Party C to merge or consolidate with any person, or acquire or invest in any person, or cause or allow Party C to sell its asset with a value of more than CNY100,000;

2.1.12             Party B will notify Party A any pending or threatened litigation, arbitration or administrative proceedings relating to Party C’s equity it owns;

2.1.13             In order to maintain Party C’s ownership over all of its assets, they will sign all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, or make all necessary and appropriate defenses against all claims;

2.1.14             Without prior written consent of Party A, they will procure Party C not to distribute dividends in any form to its shareholders, provided that at the written request of Party A, Party C shall immediately distribute all distributable profits to its shareholders; and

2.1.15             At the request of Party A, they shall appoint any person designated by Party A as the director of Party C and/or remove any current director of Party C; and

2.1.16             Unless required by mandatory provisions of PRC laws, without Party A’s written consent, Party C shall not be dissolved or liquidated.

2.2.                  Confirmation and Covenants of Party B

Original company shareholders jointly and severally confirm that:

2.2.1                    To the maximum extent permitted by PRC laws, any equity of Party C held by Party B now or in the future is not community property or inheritable property of Party B and cannot be divided or inherited, and Party B shall not assume the liability for debt repayment or guarantee liability with the equity of Party C held. If such equity is divided, transferred or inherited for whatever reason, the successor or transferee shall sign all documents required by Party A (including but not limited to this Contract, the Equity Pledge Contract and the POA).

Original company shareholders jointly and severally covenant that:

2.2.2                    Without prior written consent of Party A, Party B shall not sell, transfer, mortgage or otherwise dispose any of its legal or beneficial interest in any equity of Party C it holds, or allow the creation of any encumbrance of security interests on the foregoing, except for the pledge created on such equity pursuant to the Party B’s Equity Pledge Contract;

2.2.3                    Party B shall neither require Party C to pay dividend or other form of profit distribution with respect to Party C’s equity held by Party B, nor propose any matter related thereto for resolution of the shareholders’ meeting, nor vote in favor of such matter for resolution of the shareholders’ meeting, In any case, should Party B receive any proceeds, profit distribution, dividend from Party C, Party B shall, to the extent permitted by the PRC laws, immediately pay or transfer the same to Party A or a party designated by Party A for the benefit of Party C, as the Service Fee payable by Party C to Party A under the Exclusive Business Cooperation Agreement;

2.2.4                    Party B shall cause the shareholders’ meeting and/or board of directors of Party C not to approve, without prior written consent of Party A, to sell, transfer, mortgage or otherwise dispose any of the legal or beneficial interest in any equity of Party C held by Party B, or allow the creation of any encumbrance of security interests on the foregoing, except for the pledge created on such equity pursuant to the Party B’s Equity Pledge Contract;

2.2.5                    Party B shall cause the shareholders’ meeting or board of directors of Party C not to approve, without prior written consent of Party A, to merge or consolidate with any person, or acquire or invest in any person;

2.2.6                    Party B will notify Party A any pending or threatened litigation, arbitration or administrative proceedings relating to Party C’s equity it owns;

2.2.7                    Party B shall cause the shareholders’ meeting or board of directors of Party C to vote in favor of the transfer of the Purchased Equity hereunder and take any and all other actions as may be required by Party A;

2.2.8                    In order to maintain its ownership over Party C’s equity, Party B will shall sign all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, or make all necessary and appropriate defenses against all claims;

2.2.9                    At the request of Party A, Party B shall appoint any person designated by Party A as the director of Party C;

2.2.10             Per Party A’s request at any time, Party B shall immediately and unconditionally transfer its equity of Party C to the Designee of Party A per the Equity Call Option hereunder, and Party B hereby waives its right of first refusal over the equity transfer of another current shareholder of Party C, if any; and

2.2.11             Party B shall be in strict compliance this Contract, other contracts jointly or severally signed by Party B, Party C and Party A, perform its obligations under this Contract and other contracts, and refrain from any act/omission which may affect the validity and enforceability thereof. In the event that Party B has any remaining rights with respect to the equity under this Contract or the Equity Pledge Contract signed by the Parties hereto or under the POA granted in favor of Party A, then unless otherwise instructed by Party A in writing, Party B shall not exercise such rights.

3.                  Representations and Warranties

Original company shareholder and Party C hereby jointly and severally represent and warrant to Party A on the date hereof and each date of transfer of the Purchased Equity that:

3.1.                  It has the authority to execute and deliver this Contract and any equity transfer contract to which it is a party in connection with the Purchased Equity to be transferred thereunder (each a “Transfer Contract”) and perform its obligations under this Contract and any Transfer Contract. Party B and Party C agree that when Party A exercises the Equity Call Option, they will execute a Transfer Contract with the same terms as this Contract. This Contract and a Transfer Contract to which it is a party constitute or will constitute its legal, valid and binding obligations and shall be enforceable against it in accordance with their terms;

3.2.                  Neither the execution and delivery of this Contract or any Transfer Contract nor the performance of its obligations under this Contract or any Transfer Contract will: (1) violate any applicable PRC laws; (2) conflict with the articles of association, by-laws or other organization documents of Party C; (3) violate, or constitute default under any contract or instrument to which it is a party or which is binding upon it; (4) cause violation of any condition for granting and/or maintaining the validity of any license or permit granted to any of them; or (5) cause any license or permit granted to it to be suspended, canceled or imposed with additional conditions;

3.3.                  Party B has good and marketable title to Party C’s equity held by it. Except for the Party B’s Equity Pledge Contract, Party B has not created any security interest on such equity;

3.4.                  Party C has good and marketable title to the assets it owns and has not created any security interest over such assets;

3.5.                  Party C has no outstanding debt, except for (1) debts arising in ordinary course of business; and (2) debts that have been disclosed to Party A and consented by Party A in writing;

3.6.                  If Party C is dissolved or liquidated as required by the PRC laws, Party C shall, to the extent permitted by the PRC laws, sell all of its assets to Party A or other qualified entity designated by Party A at the lowest price permitted by the PRC laws. Party C shall exempt Party A or the qualified entity designated by Party A from any payment obligation incurred thereby as applicable under the then current PRC laws; or the proceeds from any of such transaction shall be paid to Party A or the qualified entity designated by Party A as part of the Service Fee under the Exclusive Business Cooperation Agreement as applicable under the then current PRC laws;

3.7.                  Party C will comply with all PRC laws and regulations applicable to asset acquisition; and

3.8.                  There is no pending or threatened litigation, arbitration or administrative proceedings relating to Party C’s equity, Party C’s assets or Party C.

4.                  Effective Date

This Contract shall take effect as of the date the Parties duly execute this Contract, and terminate upon the transfer of all equity of Party C held by Party B to Party A and/or other person designated by Party A in accordance with this Contract.

5.                  Governing Law and Dispute Resolution

5.1.                  Governing Law

The execution, validity, interpretation, performance, amendment and termination of this Contract and the resolution of dispute hereunder shall be governed by the PRC laws officially published and publicly available.

5.2.                  Dispute Resolution

Any dispute arising out of the interpretation and performance of this Contract shall be first resolved by the Parties through friendly negotiation. In case that the Parties fail to resolve such dispute within thirty (30) days as of the request of a Party to other Parties for resolution through negotiation, either Party then may submit such dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in force. The arbitration shall take place in Beijing and the language of arbitration shall be Chinese. The arbitration award shall be final and binding upon the Parties.

6.                  Taxes and Expenses

Each Party shall pay any and all transfer and registration taxes, expenses and costs incurred by or imposed on it for the preparation and execution of this Contract and the Transfer Contract and the completion of the transaction contemplated by this Contract and the Transfer Contract.

7.                  Notice

7.1.                  All notices and other communications required or permitted hereunder shall be sent to the following address of the Party by personal delivery, or registered mail with postage prepaid, commercial courier service or fax. For each notice, a confirmation shall be also be sent via email. Such notice shall be deemed validly served on the date below:

7.1.1 If given by personal delivery, courier service or registered mail with postage prepaid, on the date of delivery or refusal at the recipient address designated in the notice.

7.1.2 If given by fax, on the date of successful transmission, as evidenced by an automatically generated confirmation of transmission.

7.2.                  For the purpose of notice, the addresses of the Parties shall be as follows:

Party A: Xiaoying (Beijing) Information Technology Co., Ltd.

Attn: Sun Huizhang

Tel: 010-82828733

Add: Room 32-1-1-135, Building No.32, Chuangye Middle Road, Haidian District, Beijing

Party B: Shenzhen Gamma Capital Management Co., Ltd.

Attn: Wang Jiamin

Tel.: 0755-86223971

Add: Shenzhen Qianhai Commerce Secretariat Co., Ltd., Qianhai Complex A201, Qianwan Road 1, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen

Party C: Shenzhen Beier Assets Management Co., Ltd.

Attn: Hou Jingwei

Tel.: 0755-86282977

Add: Shenzhen Qianhai Commerce Secretariat Co., Ltd., Qianhai Complex A201, Qianwan Road 1, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen

7.3.                  Either Party may change its address for notice at any time upon notice to the other Parties per this Article 7.3.

8.                  Confidentiality Liabilities

The Parties acknowledge that any oral or written information exchanged with respect to this Contract shall be confidential information. Each Party shall keep in confidential all such information, and without written consent of the other Parties, it shall not disclose any relevant information to any third party except under the following circumstances: (1) where such information is or becomes known by the general public (for reasons other than the disclosure to the public by the Party receiving such information); (2) where the disclosure of such information is required by applicable laws or stock exchange rules or regulations; or (3) where a Party discloses such information for the purpose of the transaction contemplated herein to its legal or financial advisor which is also bound by the confidentiality obligation similar to that provided in this Article 8. The disclosure of any confidential information by the staff or organization hired or engaged by a Party shall be deemed as the disclosure of such confidential information by such Party, and such Party shall be held liable for breach of this Contract. This Article 8 shall survive the termination of this Contract for whatsoever reason.

9.                  Further Assurance

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purpose of this Contract and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purpose of this Contract.

10.           Default Liabilities

10.1.           If Party B or Party C materially breaches any provision hereof, Party A shall have the right to terminate this Contract and/or claim damages from Party B or Party C; this Article 10 shall not prejudice any other rights of Party A hereunder.

10.2.           Either original company shareholder or Party C shall be jointly liable for the performance of the obligations hereunder by the other party.

10.3.           Unless otherwise provided for by laws, Party B or Party C shall in no case be entitled to revoke or terminate this Contract.

11.           Miscellaneous

11.1.           Amendment, Change and Supplement

Any amendment, change or supplement to this Contract shall be made in a written agreement signed by all Parties.

11.2.           Entire Contract

Except for the amendments, supplements or changes made in writing after the execution of this Contract, this Contract shall constitute the entire agreement entered into by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts entered into with respect to the subject matter of this Contract.

11.3.           Heading

The headings of this Contract are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Contract.

11.4.           Language and Copies

This Contract shall be written in Chinese and made in triplicate (3), with Party A, Party B and Party C each holding one (1) copy of the same legal effect.

11.5.           Severability

Where any provision or several provisions hereof are held to be invalid, illegal or unenforceable in any aspect under any applicable law or regulation, the validity, legality and enforceability of the remaining provisions hereof shall in no way be affected or damaged. The Parties shall, through good faith negotiation, make efforts to replace such invalid, illegal or unenforceable provisions with valid provisions to the fullest extent permitted by laws and meeting expectations of the Parties, and the economic effects produced by such valid provisions shall be close to the economic effects of such invalid, illegal or unenforceable provisions as much as possible.

11.6.           Successor

This Contract shall be binding upon and inure to the benefit of the respective successors/inheritors and permitted assigns of the Parties.

11.7.           Surviving Changes

11.7.1                      Any obligation due or accrued due to this Contract prior to the expiration or early termination of this Contract shall survive the expiration or early termination of this Contract.

11.7.2                      Articles 5, 7, 8 and 11.7 hereof shall survive the termination of this Contract.

11.8.           Waiver

Any Party may waive the terms and conditions of this Contract, provided that such waiver shall be made in writing and signed by the Parties. No waiver by a Party of the breach of other Parties in a specific case shall be deemed as a waiver by such Party of any similar breach in other cases.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Call Option Contract on the date first written above.

Party A: Xiaoying (Beijing) Information Technology Co., Ltd. (Common Seal)

/s/ Seal of Xiaoying (Beijing) Information Technology Co., Ltd.

Signature: /s/ Tang Yue

Name: Tang Yue

Title: Legal Representative

Exclusive Call Option Contract - Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Call Option Contract on the date first written above.

Party B: Shenzhen Gamma Capital Management Co., Ltd. (Common Seal)

/s/ Seal of Shenzhen Gamma Capital Management Co., Ltd.

Signature:/s/ Wang Jiamin

Name: WANG Jiamin

Title: Legal Representative

Exclusive Call Option Contract - Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Call Option Contract on the date first written above.

Party C: Shenzhen Beier Assets Management Co., Ltd. (Common Seal)

/s/ Seal of Shenzhen Beier Assets Management Co., Ltd.

Signature: /s/ Yang Yuguo

Name: Yang Yuguo

Title: Legal Representative

Exclusive Call Option Contract - Signature Page